Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated December 16, 2009 relating to the combined financial statements as of December 31, 2008 and 2007 and for each of the two years in the period ended December 31, 2008 of Scorpio Tankers Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE LLP
DELOITTE LLP
London, United Kingdom
February 16, 2010

SK 26596 0002 1073128